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                                                                   EXHIBIT 21.1

                        MARINE DRILLING COMPANIES, INC.
                         SUBSIDIARIES AND PARTNERSHIPS
                               DECEMBER 31, 1998
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
                                                      Place of
                                                    Incorporation                                                       Ownership
         Subsidiary/Partnership                      or Domicile               Owner                                    Percentage
------------------------------------------------- ---------------- ---------------------------------------------------------------
Marine Drilling Management Company                     Dover,      Marine Drilling Companies, Inc.                        100%
                                                      Delaware
                                                         USA

Marine Drilling International, Inc.                    Dover,      Marine Drilling Management Company                     100%
                                                      Delaware
                                                         USA

Marine 300 Series, Inc.                                Dover,      Marine Drilling Companies, Inc.                        100%
                                                      Delaware
                                                         USA


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